                                                                    EXHIBIT 23.1

                        Consent of Independent Registered
                             Public Accounting Firm

We consent to the incorporation by reference in this registration statement on
Form S-8 of Media Sciences International, Inc. of our report dated August 5,
2005 on our audit of the consolidated financial statements of Media Sciences
International, Inc. as of and for the years ended June 30, 2005 and 2004, which report is included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2005.

                                               /s/ J.H. Cohn LLP

Roseland, New Jersey
March 17, 2006